UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2008
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

1-43 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
Loan and Security Agreement
On December 31, 2008, General Motors Corporation (“GM”) and certain of its domestic subsidiaries entered into a loan and security agreement (the “Loan Agreement”) with the United States Department of the Treasury (“UST”), pursuant to which the UST agreed to provide GM with a $13.4 billion secured term loan facility (the “Facility”). GM borrowed $4.0 billion under the Facility on December 31, 2008 and is eligible to borrow an additional $5.4 billion on January 16, 2009 and $4.0 billion on February 17, 2009. GM’s ability to make the subsequent borrowings is subject to its satisfaction of the requisite borrowing conditions, and, in the case of the final $4.0 billion on February 17, to the UST having funds available for this purpose.
The loans under the Facility (the “Loans”) are scheduled to mature on December 30, 2011, unless the maturity date is accelerated in the event the President’s Designee (as defined below) has not certified GM’s restructuring plan by the deadline for such certification, all as described below. Each Loan will accrue interest at a rate per annum equal to the three-month LIBOR rate (which will be no less than 2.0%) plus 3.0%.
GM is required to prepay the Loans from the net cash proceeds received from certain dispositions of collateral securing the Loans, the incurrence of certain debt and certain dispositions of unencumbered assets. GM may also voluntarily repay the Loans in whole or in part at any time. Once repaid, amounts borrowed under the Facility may not be reborrowed.
Each of GM’s domestic subsidiaries that executed the Loan Agreement (the “Guarantors”) guaranteed GM’s obligations under the Facility and the other guarantors’ obligations under the other loan documents pursuant to a guaranty and security agreement, dated as of December 31, 2009, made by the Guarantors in favor of the UST (the “Guaranty and Security Agreement”). The Facility is secured by substantially all of GM’s and the Guarantors’ U.S. assets that were not previously encumbered, including their equity interests in most of their domestic subsidiaries and their intellectual property, their real estate (other than their manufacturing plants or facilities), their inventory that was not pledged to other lenders and their cash and cash equivalents in the U.S., subject to certain exclusions. The Facility is also secured by GM’s and the Guarantors’ equity interests in certain of their foreign subsidiaries (limited in most cases to 65% of the equity interests of the pledged foreign subsidiaries due to tax considerations), subject to certain exclusions. The equity interests in domestic and foreign subsidiaries that have been pledged to the UST have been pledged pursuant to an equity pledge agreement, dated as of December 31, 2009, made by GM and certain of the Guarantors in favor of the UST (the “Equity Pledge Agreement”).
The assets excluded from the UST’s security interest include, among other things, assets to the extent the grant of a security interest in such asset: is prohibited by law or requires a consent under law that has not been obtained, is contractually prohibited or would result in a breach or termination of a contract or would require a third party consent that has not been obtained, or would result in a lien, or an obligation to grant a lien in such asset to secure any other obligations. GM has agreed with the UST to take, or use best efforts to take, certain actions with respect to the UST’s security interests in the Facility collateral and other property (including using its best efforts to obtain the consent of certain lenders with existing liens on assets) to enable GM to grant junior liens on those assets in favor of the UST to secure the Facility.
The Loan Agreement contains various representations and warranties that were made by GM and the Guarantors on the initial funding date and will be required to be made on each subsequent funding date (and certain other dates). The Loan Agreement also contains various affirmative covenants requiring GM and the Guarantors to take certain actions and negative covenants restricting their ability to take certain actions. The affirmative covenants are generally applicable to GM and the Guarantors and impose obligations on them with respect to, among other things, financial and other reporting to the UST (including periodic confirmation of compliance with certain expense policies and executive privilege and compensation requirements), financial covenants (as may be required by the President’s Designee, beginning after March 31, 2009), corporate existence, use of proceeds, maintenance of Facility collateral and other property, payment of obligations, compliance with certain laws, compliance with various restrictions on executive privileges and compensation, divestment of corporate aircraft, a corporate expense policy, progressing on a restructuring plan (as discussed below), and a cash management plan.
GM and the Guarantors are also required to provide the President’s Designee with advance notice of proposed transactions outside the ordinary course of business that are valued at more than $100 million and the President’s Designee may prohibit any such transaction if the President’s Designee determines it would be inconsistent with, or detrimental to, GM’s or the Guarantors’ long-term viability. The “President’s Designee” means one or more officers from the Executive Branch appointed by the President of the U.S. to monitor and oversee the restructuring of the U.S. domestic automobile industry, and if no officer has been appointed, the Secretary of the Treasury.
The negative covenants in the Loan Agreement generally apply to GM and the Guarantors and restrict them with respect to, among other things, fundamental changes, lines of business, transactions with affiliates, liens, distributions, amendments or waivers of certain documents, prepayments of senior loans, negative pledge clauses, indebtedness, investments, ERISA and other pension fund matters, Facility collateral, sales of assets and joint venture agreements.
Pursuant to the Loan Agreement, on or before February 17, 2009, GM must submit to the President’s Designee a plan to achieve and sustain GM’s long-term viability, international competitiveness and energy efficiency (the “Restructuring Plan”). The Restructuring Plan will include a description of specific actions intended to result in the following:
•	Repayment of all Loans;

•	Ability of GM and its subsidiaries to comply with Federal fuel efficiency and emissions requirements and commence domestic manufacturing of advanced technology vehicles;

•	Achievement by GM and its subsidiaries of a positive net present value, using reasonable assumptions and taking into account all existing and projected future costs;

•	Rationalization of costs, capitalization and capacity with respect to GM’s and its subsidiaries’ manufacturing workforce, suppliers and dealerships; and

•	A product mix and cost structure that is competitive in the U.S. marketplace.

In developing and implementing the Restructuring Plan, GM has agreed to use its best efforts to achieve the following restructuring targets:
     A. Reduction of outstanding unsecured public debt (other than with respect to pension and employee benefit obligations) by not less than two-thirds through conversion of existing public debt into equity, debt and/or cash or by other appropriate means;
     B. Reduction of the total amount of compensation, including wages and benefits, paid to its U.S. employees so that, by no later than December 31, 2009, the average of such total amount, per hour and per person, is an amount that is competitive with the average total amount of such compensation, as certified by the Secretary of the United States Department of Labor, paid per hour and per person to employees of Nissan Motor Company, Toyota Motor Corporation or American Honda Motor Company whose site of employment is in the U.S;
     C. Elimination of the payment of any compensation or benefits to U.S. employees of GM or any subsidiary who have been fired, laid-off, furloughed or idled, other than customary severance pay;
     D. Application, by December 31, 2009, of work rules for the U.S. employees of GM and its subsidiaries, in a manner that is competitive with the work rules for employees of Nissan Motor Company, Toyota Motor Corporation or American Honda Motor Company whose site of employment is in the U.S.; and
     E. Not less than one-half of the value of each future payment or contribution made by GM and its subsidiaries to a voluntary employees beneficiary association (“VEBA”) account (or similar account) shall be made in the form of stock of GM or one of its subsidiaries, and the value of any such payment or contribution shall not exceed the amount that was required for such period under the settlement agreement, dated February 21, 2008, among GM, certain unions and class representatives, as in place as of December 31, 2008.
The Loan Agreement also requires GM to submit to the President’s Designee, on or before February 17, 2009, (a) a term sheet signed by GM and the leadership of each major union that represents employees of GM and its subsidiaries providing for B, C and D above; (b) a term sheet signed by GM and representatives of the VEBA providing for E above; and (c) a term sheet signed by GM and representatives of holders of the public debt of GM and its consolidated subsidiaries providing for A above.
On or before March 31, 2009, GM is required pursuant to the Loan Agreement to submit to the President’s Designee a written certification and report detailing the progress made by GM and its subsidiaries on implementing the Restructuring Plan. The report will identify and explain any deviations from the restructuring targets described above and explain why such deviations do not jeopardize GM’s long-term viability. The report will also include evidence satisfactory to the President’s Designee that: (a) the labor modifications described above in B, C and D above have been approved by the unions, (b) all necessary approvals for the VEBA modifications described above in E (other than regulatory and judicial approvals which GM is diligently pursuing) have been received and (c) an exchange offer implementing the public debt conversion described above in A has been commenced.
The President’s Designee will review the Restructuring Plan report and other materials submitted by GM to determine whether GM has taken all necessary steps to achieve and sustain long-term viability, international competitiveness and energy efficiency. If the President’s Designee determines that these standards have been met, the President’s Designee will issue a plan completion certificate to the UST.
If the President’s Designee has not issued the plan completion certificate by March 31, 2009 (or such later date (not to exceed 30 days after March 31, 2009) as determined by the President’s Designee), the maturity of any outstanding Loans will accelerate and the Loans will become due and payable on the thirtieth day after the certification deadline.
The Loan Agreement also contains various events of default and entitles the UST to accelerate the repayment of the Loans upon the occurrence and during the continuation of an event of default. In addition, upon the occurrence and continuation of any default or event of default, at the UST’s option, the interest rate applicable to the Loans can be increased to a rate per annum equal to 5.0% per annum plus the interest rate otherwise applicable to the Loans (or if no interest rate is otherwise applicable, the three-month LIBOR rate plus 3.0%). The events of default relate to, among other things, GM’s failure to pay principal or interest on the Loans; the Guarantors’ failure to pay on their guarantees; the failure to pay other amounts due under the loan documents; the failure to perform the covenants in the loan documents; the representations and warranties in the Loan Agreement being false or misleading in any material respect; undischarged judgments in excess of $500 million; certain bankruptcy events; the termination of any loan documents, the invalidity of security interests in the collateral or the unforceability of GM’s and the Guarantors’ obligations; certain prohibited transactions under ERISA; a change of control; a default under indebtedness if the default permits or causes the holder to accelerate the maturity of indebtedness in excess of $100 million; the failure to comply with any law that results in a material adverse effect; the entry into a transaction prohibited by the President’s Designee; or the failure to comply with the Warrants or Warrant Agreement.
Warrant Agreement; Additional Note
Pursuant to a warrant agreement between GM and the UST, dated as of December 31, 2008 (the “Warrant Agreement”), entered into in connection with the Loan Agreement, GM issued to the UST warrants (the “Warrants”) to purchase up to 122,035,597 shares of GM common stock, par value $1-2/3 (the “Common Stock”), which is equal to 19.99% of the number of shares of Common Stock that were outstanding on December 31, 2008. The exercise price of the Warrants is $3.57 per share. The UST has agreed not to exercise voting rights with respect to any shares of Common Stock issued upon exercise of the Warrants (the “Warrant Shares”). The Warrants are perpetual. However, after the Loans under the Loan Agreement are repaid, GM will have the right to repurchase at fair market value (i) any Warrant Shares held by the UST and (ii) the Warrants. The Warrant Agreement provides the UST with registration rights. The Warrants are subject to antidilution adjustments upon the occurrence of certain events.
Pursuant to the Warrant Agreement, GM also issued to the UST a promissory note, dated as of December 31, 2008, in a principal amount of approximately $749 million (the “Additional Note”). The aggregate amount outstanding under the Additional Note is due on December 30, 2011. GM may prepay the Additional Note. The Additional Note bears interest, payable quarterly at the same rate of interest as the Loans under the Loan Agreement. If any payment on the Additional Note shall not be paid when due, or if GM or its subsidiaries shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument or contract for indebtedness between GM, on the one hand, and the UST on the other (provided, however, that the aggregate amount of all such indebtedness exceeds $100 million), all accrued interest, principal and other amounts owning under the Additional Note shall immediately be due and payable, and such amount shall bear interest at the same post default interest rate as the Loans under the Loan Agreement, in each case from the date of such non-payment until such amount is paid in full.
GMAC Agreements
On December 29, 2008, GM entered into agreements related to a proposed investment in GMAC, LLC (“GMAC”). GM currently owns 49% of the common equity interest in GMAC. GM entered into a membership interest subscription agreement (the “Subscription Agreement”) with GMAC and FIM Holdings LLC (“FIM”), the other common equity owner of GMAC, under which GM agreed to purchase up to $1 billion of Class B membership interests in GMAC (the “New GMAC Equity”). GM’s obligation to consummate the transactions contemplated by the Subscription Agreement is subject to certain conditions, including the receipt by GM from the UST of funds in an amount at least equal to the purchase price for the New GMAC Equity, the use of proceeds of which is limited by the UST to GM’s purchase of the New GMAC Equity. On December 29, 2008, GM also accepted a commitment letter (the “Commitment Letter”) from the UST pursuant to which the UST would provide GM up to $1 billion to purchase the New GMAC Equity, on substantially the terms and conditions provided under the Loan Agreement, except that GM’s obligation would be secured by a security interest in the New GMAC Equity as well as other equity interests in GMAC held by GM and such other collateral as may be requested by the UST. GM anticipates negotiating a loan agreement to implement the Commitment Letter, subject to each party’s approval and agreement, which may contain different or additional terms.
General
Copies of the Loan Agreement, the Guaranty and Security Agreement, the Equity Pledge Agreement, the Warrant Agreement, the Additional Note, the Warrants, the Subscription Agreement and the Commitment Letter are included as exhibits hereto and are incorporated by reference herein in their entirety. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto. The above descriptions of these documents and the copies of these documents included as exhibits hereto have been included to provide investors with information regarding the terms of these documents. These documents contain representations and warranties made by and to the parties thereto as of specific dates. The representations and warranties of each party set forth in each document have been made solely for the benefit of the other party to such document. In addition, such representations and warranties (1) may have been qualified by confidential disclosures made to the other party in connection with such document, (2) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (3) were made only as of the date of such documents or such other date as is specified therein and (4) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts. Accordingly, these documents are included herewith only to provide investors with information regarding the terms thereof, and not to provide investors with any other factual information regarding the parties or their respective businesses.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above in Item 1.01 under the caption “Loan and Security Agreement” with respect to the UST Loans and under the caption “Warrant Agreement; Additional Note” with respect to the Additional Note is incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities
The information set forth above in Item 1.01 under the caption “Warrant Agreement; Additional Note” relating to the Warrants issued to the UST is incorporated herein by reference. The Warrants were issued to the UST in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) The Loan Agreement provides limitations on compensation and benefits to be paid to the senior executive officers (the “SEOs”) who are Named Executive Officers under the Proxy Rules promulgated under the Securities Exchange Act of 1934, as amended, and to the 25 most highly compensated employees, including the SEOs (the “Senior Employees”). These limitations will be effective during the period that any Loans are outstanding under the Facility or that the UST holds any Warrants or Warrant Shares. GM is required to ensure that its benefit plans as they apply to the SEOs comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008, including prohibiting incentives for SEOs to take unnecessary and excessive risks that threaten the value of the company; recovering any bonus or incentive compensation paid to a SEO based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; prohibiting any golden parachute payment to any SEO; and limiting any claim to a federal income tax deduction for certain executive remuneration. In addition, GM cannot pay or accrue any bonus or incentive compensation to the Senior Employees without the written approval of the President’s Designee or adopt or maintain any compensation plan that would encourage manipulation of GM’s reported earnings or enhance employee compensation. Finally, GM is required to maintain all suspensions and other restrictions on contributions to benefit plans that were in place on December 31, 2008.
In connection with the closing of the Facility, the Loan Parties delivered a waiver to the UST, and each of the SEOs and the Senior Employees delivered waivers to the Loan Parties and to the UST, in each case releasing the recipient from any claims related to the changes and limitations on executive compensation required under the Loan Agreement.

ITEM 8.01	Other Events
Certain Commitments With Respect to GMAC
In connection with the conversion of GMAC into a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), on December 23, 2008, GM entered into various commitments and agreements to address concerns that it would be deemed to control GMAC for purposes of the BHC Act. In particular, GM committed to the Federal Reserve that it will reduce its ownership interest in GMAC to less than 10% of the voting and total equity of GMAC. GM’s remaining equity interest in GMAC will be transferred to one or more trusts that each has a trustee acceptable to the Federal Reserve and the UST, and who will be independent of GM and have sole discretion to vote and dispose of such excess GMAC equity interests. Such excess equity must be disposed of within three years. Additionally, GM made a number of other commitments to the Federal Reserve that are similar to those previously relied upon by the Federal Reserve to ensure that a company could not exercise a controlling influence over a bank or bank holding company, including a commitment that GM will not have or seek to have any representation on the board of managers of GMAC, other than for one non-voting observer.
Vehicle Repurchase Obligations
On November 28, 2008, GM and GMAC agreed to significantly expand GM’s repurchase obligations for GMAC financed inventory at certain GM dealers. Previously, GM was obligated, pursuant to dealer agreements, to repurchase certain GMAC financed inventory, limited to current model year vehicles and prior year model vehicles less than 120 days in dealer inventory, in the event of a termination of the related GM dealer’s Dealer Sales and Service Agreement. GM’s agreement with GMAC requires GM to repurchase all current and prior model year GMAC financed inventory, with limited exclusions, in the event of a qualifying voluntary or involuntary termination of the related GM dealer’s Dealer Sales and Service Agreement. GM’s repurchase obligation excludes vehicles which are damaged, have excessive mileage or have been altered. GM’s repurchase obligation ends on August 31, 2009 for vehicles invoiced through August 31, 2008 and on August 31, 2010 for vehicles invoiced through August 31, 2009.
GMAC Financing Services Arrangement
On November 30, 2006 and in connection with the sale by GM of a 51% interest in GMAC, GM and GMAC entered into a United States Consumer Financing Services Agreement (the “Financing Services Agreement”). As previously disclosed, the Financing Services Agreement, among other things, provided that subject to certain conditions and limitations, whenever GM offers vehicle financing and leasing incentives to customers (e.g., lower interest rates than market rates), it would do so exclusively through GMAC. This requirement was effective through November 2016, and in consideration for this, GMAC paid to GM an annual exclusivity fee and was required to meet certain targets with respect to consumer retail and lease financings of new GM vehicles. The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement—United States Consumer Financing Services Agreement” filed by GM on its Current Report on Form 8-K on November 30, 2006 is incorporated herein by reference.
Effective December 29, 2008 and in connection with the approval of GMAC’s application to become a bank holding company under the BHC Act, GM and GMAC agreed to modify certain terms and conditions of the Financing Services Agreement. Certain of these amendments include the following: (i) for a two-year period, GM can offer retail financing incentive programs through a third party financing source under certain specified circumstances, and in some cases subject to the limitation that pricing offered by such third party meets certain restrictions, and after such two-year period GM can offer any such incentive programs on a graduated basis through third parties on a non-exclusive, side-by-side basis with GMAC provided that pricing of such third parties meets certain requirements; (ii) GMAC will have no obligation to provide operating lease financing products; and (iii) GMAC will have no targets against which it could be assessed penalties. After December 24, 2013, GM will have the right to offer retail financing incentive programs through any third party financing source, including GMAC, without any restrictions or limitations. A primary objective of the Financing Services Agreement continues to be supporting distribution and marketing of GM products. The parties have agreed to work in good faith to execute definitive documentation with respect to an amendment of the Financing Services Agreement on or before March 29, 2009.

Exchange Agreement
On December 29, 2008, GMAC entered into an exchange agreement (the “Exchange Agreement”) with GM and FIM, pursuant to which GMAC agreed to issue $750 million of common equity interests to GM and FIM in exchange for a contribution to GMAC of GM’s and FIM’s (as assignee of Cerberus Fund (as defined below)) $750 million Participations (as defined below) under the Participation Agreement (as defined below) (the “Exchange”). The transactions contemplated by the Exchange Agreement were completed on December 29, 2008.
Participation Agreement
GMAC, Residential Funding Company, LLC (“RFC”) and GMAC Mortgage, LLC (“GMAC Mortgage”) are parties to a senior secured credit facility (the “GMAC Facility”) (guaranteed by Residential Capital, LLC, a subsidiary of GMAC (“ResCap”) and certain of its subsidiaries) pursuant to which GMAC provides a senior secured credit facility with a capacity of up to $3.5 billion to RFC and GMAC Mortgage. In connection with the GMAC Facility, GMAC, GM and Cerberus ResCap Financing, LLC (“Cerberus Fund”) entered into a Participation Agreement (the “Participation Agreement”), dated June 4, 2008, pursuant to which GMAC sold GM and the Cerberus Fund $750 million in subordinated participations (the “Participations”) in the loans made pursuant to the GMAC Facility. GM and the Cerberus Fund acquired 49% and 51% of the Participations, respectively. Under the Participation Agreement, neither GM nor the Cerberus Fund were entitled to receive any principal payments with respect to the Participations until the principal portion of the loans retained by GMAC have been paid in full. In connection with entering into the Exchange Agreement, Cerberus Fund contributed and assigned its Participation to FIM. On December 29, 2008, GMAC entered into a termination agreement (the “Termination Agreement”) with GM and FIM, pursuant to which the parties agreed to terminate rights, title and interests of the parties under the Participation Agreement. The parties entered into the Termination Agreement in connection with GMAC’s plans to raise sufficient capital to meet the minimum regulatory capital requirements and other conditions set forth by the Federal Reserve for GMAC to become a bank holding company under the BHC Act.

ITEM 9.01	Financial Statements and Exhibits

Exhibit
Number	Description

10.1
Loan and Security Agreement, dated as of December 31, 2008, by and between General Motors Corporation, as Borrower, the Guarantors parties thereto, and the United States Department of the Treasury, as Lender, including Appendix A*

10.2	Guaranty and Security Agreement, dated as of December 31, 2008, made by certain subsidiaries of General Motors Corporation, as guarantors, in favor of the United States Department of the Treasury

10.3	Equity Pledge Agreement, dated as of December 31, 2008, made by General Motors Corporation and certain of the Guarantors, as pledgors, in favor of the United States Department of the Treasury

10.4	Warrant Agreement, dated as of December 31, 2008, by and between General Motors Corporation and the United States Department of the Treasury

10.5	Warrant, dated as of December 31, 2008, issued pursuant to the Warrant Agreement

10.6	Additional Note, dated as of December 31, 2008, executed pursuant to the Warrant Agreement

10.7	Membership Interest Subscription Agreement, dated December 29, 2008, by and among GMAC, LLC, General Motors Corporation and FIM Holdings LLC

10.8	Commitment Letter for Rights Offering Liquidity, dated December 29, 2008, between the United States Department of the Treasury and General Motors Corporation

*	Portions of this exhibit have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and filed separately with the United States Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: January 7, 2009	By:	/s/Nick S. Cyprus
Nick S. Cyprus, Controller and
Chief Accounting Officer

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